FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT
This First Amendment to Registration Rights Agreement (the "Amendment") is made and entered into as of the 14th day of March, 2000, by and between Ferrellgas Partners, L.P., a Delaware limited partnership (the "Issuer"), and Williams Natural Gas Liquids, Inc., a Delaware corporation ("Williams").

WHEREAS, Issuer and Williams have entered into that certain Registration Rights Agreement dated as of December 17, 1999 (the "Registration Rights Agreement");

WHEREAS, Issuer and Williams desire to amend the Registration Rights Agreement as set forth in this Amendment; and

WHEREAS, pursuant to Section 9(d) of the Registration Rights Agreement, the Registration Rights Agreement may be amended in writing by the Issuer and the Holders (as defined in the Registration Rights Agreement) of not less than a majority in aggregate number of the then outstanding Registrable Units (as defined in the Registration Rights Agreement);

NOW,   THEREFORE,   in   consideration   of  the  premises  and  the  respective
representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                 AMENDMENTS TO THE REGISTRATION RIGHTS AGREEMENT
A. Amendment to Definition of "Effectiveness Target Date" in the Registration Rights Agreement.

The reference in clause (iii) of the definition of "Effectiveness Target Date" in the Registration Rights Agreement to "180 days" is hereby amended to be "240 days."

B. Amendment to Section 2(a)(iii) of the Registration Rights Agreement.

The reference in the first sentence of Section 2(a)(iii) of the Registration Rights Agreement to "120 days" is hereby amended to be "180 days." The reference in the first sentence of Section 2(a)(iii) of the Registration Rights Agreement to "180 days" is hereby amended to be "240 days."

                                   ARTICLE II
                               GENERAL PROVISIONS
A. Full Force and Effect.

Except as expressly amended hereby, the Registration Rights Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.


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B. Other Provisions.
     Section 9 of the Registration Rights Agreement shall apply to this Amendment and be incorporated herein with the same force and effect as if its provisions were reprinted as part of this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the first date stated above.

FERRELLGAS PARTNERS, L.P.
By: FERRELLGAS, INC.,
its general partner

By:________________________
James M. Hake
Sr. Vice President

WILLIAMS NATURAL GAS LIQUIDS, INC.

By:________________________
Don R. Wellendorf
Vice President/Attorney-in-Fact